Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints Lauren A. Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 registering the Corporation’s common stock for issuance under the Bank of America Corporation Equity Plan, as amended and restated, and any and all amendments to the Registration Statement (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date
/s/ BRIAN T. MOYNIHAN
Chief Executive Officer, President Chair and Director (Principal Executive Officer)
February 20, 2024
Brian T. Moynihan

/s/ ALASTAIR M. BORTHWICK	Chief Financial Officer (Principal Financial Officer)	February 20, 2024
Alastair M. Borthwick

/s/ RUDOLF A. BLESS	Chief Accounting Officer (Principal Accounting Officer)	February 16, 2024
Rudolf A. Bless

/s/ SHARON L. ALLEN	Director	February 14, 2024
Sharon L. Allen

/s/ JOSÉ E. ALMEIDA	Director	February 20, 2024
José E. Almeida

/s/ PIERRE J.P. DE WECK	Director	February 22, 2024
Pierre J.P. de Weck

/s/ ARNOLD W. DONALD	Director	February 20, 2024
Arnold W. Donald

/s/ LINDA P. HUDSON	Director	February 20, 2024
Linda P. Hudson

/s/ MONICA C. LOZANO	Director	February 20, 2024
Monica C. Lozano

/s/ LIONEL L. NOWELL III	Director	February 20, 2024
Lionel L. Nowell III

/s/ DENISE L. RAMOS	Director	February 20, 2024
Denise L. Ramos /s/ CLAYTON S. ROSE	Director	February 21, 2024
Clayton S. Rose

/s/ MICHAEL D. WHITE	Director	February 15, 2024
Michael D. White

/s/ THOMAS D. WOODS	Director	February 26, 2024
Thomas D. Woods

/s/ MARIA T. ZUBER Maria T. Zuber	Director	February 20, 2024

2